Exhibit 10.1

EXECUTION VERSION

PURCHASE AGREEMENT

October 22, 2021

BofA Securities, Inc.

     As representative of the Initial Purchasers

c/o BofA Securities, Inc.

One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Introductory. Option Care Health, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to BofA Securities, Inc. (“BofAS”) and the other several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $500,000,000 aggregate principal amount of the Company’s 4.375% Senior Unsecured Notes due 2029 (the “Notes”). BofAS has agreed to act as the representative of the several Initial Purchasers in connection with the offering and sale of the Notes (the “Offering”).

The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of October 27, 2021 (the “Indenture”), among the Company, the Guarantors (as defined below) and Ankura Trust Company, LLC, as trustee (the “Trustee”). Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof).

The payment of principal of, premium, if any, and interest on the Notes will be guaranteed on a senior unsecured basis, jointly and severally by (i) the entities listed on the signature pages hereof as “Guarantors” and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.”

The Company intends to use the proceeds from the Offering, together with the New First Lien Term Loan Facility (as defined below) and cash on hand, to refinance borrowings outstanding under the Existing First Lien Term Loan Facility (as defined below), and to pay fees and expenses in connection therewith and with the Offering. In addition, concurrently with this Offering, the Company intends to (i) amend or amend and restate the existing first lien credit facility agreement dated as of August 6, 2019, by and among HC Group Holdings II, LLC, the Company (formerly known as Bioscrip, Inc.) and the guarantors party thereto from time to time, and Bank of America, N.A., as administrative agent, and the other lenders party thereto governing the Company’s existing first lien term loan facility (as amended, modified or supplemented on or prior to the date hereof, the “Existing First Lien Term Loan Facility”) to, among other things, provide $600 million of refinancing borrowings and extend its maturity to 2028 (the “New First Lien Term Loan Facility”), and (ii) amend the credit facility agreement dated as of August 6, 2019, by and among HC Group Holdings II, LLC, the Company (formerly known as Bioscrip, Inc.) and the guarantors party thereto from time to time, and Bank of America, N.A., as administrative agent, swing line lender and issuing bank, and the other lenders party thereto (as amended, modified or supplemented on or prior to the date hereof, the “ABL Credit Agreement”) governing the Company’s existing asset-based lending revolving credit facility (the “ABL Facility”) to, among other things, extend its maturity to 2026, decrease the applicable margin and align with the changes to the New First Lien Term Loan Facility (collectively, the “Refinancing Transactions”).

The issuance and sale of the Notes, the issuance of the Guarantees, the Refinancing Transactions as described in the Pricing Disclosure Package, and the consummation of all other transactions contemplated by this Agreement and the Pricing Disclosure Package, and the payment of transaction costs, fees and expenses related to the foregoing are referred to herein collectively, as the “Transactions.”

This Purchase Agreement (“Agreement”), the Securities and the Indenture are referred to herein as the “Transaction Documents.”

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum, dated October 20, 2021 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated October 22, 2021 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1.           Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Pricing Disclosure Package and the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a)            No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the applicable procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b)           No Integration of Offerings or General Solicitation. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage, in connection with the Offering, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c)            Eligibility for Resale under Rule 144A. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the applicable procedures set forth in Section 7 hereof, the Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date (as defined below), of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d)           The Pricing Disclosure Package and Final Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains or represents an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through BofAS expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A. The Company and the Guarantors have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the Offering other than the Pricing Disclosure Package and the Final Offering Memorandum.

(e)           Company Additional Written Communications. Neither the Company, the Guarantors has prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such communication by the Company and the Guarantors or their agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through BofAS expressly for use in any Company Additional Written Communication.

(f)            Incorporated Documents. The documents incorporated by reference in the Offering Memorandum, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, when taken together with the Pricing Disclosure Package, contained as of the Time of Sale any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will not, at the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)           Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries incorporated by reference in the Offering Memorandum comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, as applicable, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby (except in the case of unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain notes as permitted by the applicable rules of the Commission), and any supporting schedules incorporated by reference in the Offering Memorandum present fairly in all material respects the information required to be stated therein; and the other financial information incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package, if any, has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(h)           No Material Adverse Change. Since June 30, 2021, (i) there has not been any material change in the capital stock (other than the issuance of shares of common stock in connection with any equity awards under equity incentive plans described in the Offering Memorandum), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or membership interests, as applicable (other than any tax distributions made by the Company in the ordinary course of business), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) none of the Company or any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) none of the Company or any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of each of the foregoing clauses (i), (ii) or (iii) as otherwise disclosed in the Offering Memorandum.

(i)            Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing or full force and effect, as applicable, under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing or full force and effect, as applicable, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or full force and effect or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(j)            Capitalization. As of June 30, 2021, on a consolidated basis, after giving pro forma effect to the Offering and the application of the proceeds therefrom as described in the Offering Memorandum, the Company would have had an authorized capitalization as set forth in the Offering Memorandum under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Offering Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interest in the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except, in each case, where such failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)           Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(l)            Description of the Transaction Documents. The Transaction Documents conform in all material respects to the description thereof contained in the Offering Memorandum.

(m)            Authorization of the Notes and the Guarantees. The Notes to be purchased by the Initial Purchasers from the Company will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification and contribution may be limited by applicable law, and will be entitled to the benefits of the Indenture. The Guarantees of the Notes on the Closing Date will be in the form contemplated by the Indenture and have been duly authorized by the Guarantors for issuance pursuant to this Agreement and the Indenture; the Guarantees of the Notes, when issued by each of the Guarantors, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification and contribution may be limited by applicable law, and will be entitled to the benefits of the Indenture.

(n)           Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and except as rights to indemnification and contribution may be limited by applicable law.

(o)           No Violation or Default. None of the Company or any of its subsidiaries are (i) in violation of their respective charters or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries are a party or by which the Company or any of its subsidiaries are bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation applicable to the Company or any of its subsidiaries of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of the Transaction Documents to which it is party, the issuance and sale of the Securities and the consummation by the Company and the Guarantors of the Transactions, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries are a party or by which the Company or any of its subsidiaries are bound or to which any property or assets of the Company or any of its subsidiaries are subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation applicable to the Company or any of its subsidiaries of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)           No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company or each of the Guarantors of their respective obligations under the Transaction Documents, the issuance and sale of the Securities and the consummation of the Transactions, except (i) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Notes by the Initial Purchasers.

(r)            Legal Proceedings. Except as described in the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings (“Actions”) pending to which the Company or any of its subsidiaries are or may be a party or to which any property of the Company or any of its subsidiaries are or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have (i) a material adverse effect on the performance of the obligations under Transaction Documents or (ii) a Material Adverse Effect; and to the knowledge of the Company and each of the Guarantors and no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(s)            Independent Accountants. KPMG LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(t)            Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u)           Intellectual Property. The Company and its subsidiaries own or have the right to use all patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses as currently conducted and as described in the Offering Memorandum, except where such failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not received any written notice of any claim that the Company or any of its subsidiaries, or the conduct of their respective businesses infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of any person, which claim, if determined adversely to the Company, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company and each of the Guarantors, the material Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(v)           No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in a registration statement on Form S-1 which is not so disclosed in the Offering Memorandum.

(w)          Company and Guarantors Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). Neither the Company nor any Guarantor is, or after receipt of payment for the Securities and the application of the proceeds as described in the Offering Memorandum will be, an “investment company” as defined in the Investment Company Act.

(x)            Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all income tax returns required to be paid or filed through the date hereof, except for any taxes which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP or where the failure to pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Offering Memorandum, there is no tax deficiency that has been or, to the knowledge of the Company and the Guarantors, is reasonably expected to be asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except where such tax deficiency would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)           Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits, approvals, provider or supplier numbers, accreditation, clearances, exemptions and other authorizations issued by, and have made all declarations, registrations, reports and filings (collectively, “Permits”) with, the appropriate federal, state, local or foreign governmental or regulatory authorities having jurisdiction over such matters (“Governmental Authority”) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as (i) described in the Offering Memorandum or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) none of the Company or any of its subsidiaries is in violation of, or in default under, any such Permit or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit, and (y) the Company and its subsidiaries have fulfilled and performed all of their material obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) each Permit issued to the Company, any subsidiary, or, to the knowledge of the Company and the Guarantors, any licensed employee of the Company or any subsidiary that provides healthcare items or services (each, a “Licensed Provider”), is valid and in full force and effect, and (y) each patient service center, facility, clinic, or location owned, operated or managed by the Company or any subsidiary from which healthcare items or services are provided (each, a “Center”) and, to the knowledge of the Company and the Guarantors, each Licensed Provider, is in compliance with the terms and conditions of all such Permits.

(z)            No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and the Guarantors, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.

(aa)         Certain Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws, rules and regulations relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries; and (iii) except as described in the Offering Memorandum, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(bb)         Compliance with ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is maintained or sponsored by the Company or any Guarantor (each, a “Benefit Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Benefit Plan, excluding transactions to which a statutory or administrative exemption applies; (iii) no Benefit Plan is a “pension plan” (as defined in Section 3(2) of ERISA) that is subject to the provisions of Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code (each, a “Pension Plan”); (iv) each Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; (v) the Company and the Guarantors have not incurred any liability under Title IV of ERISA in respect of a Pension Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (vi) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Benefit Plans by the Company and the Guarantors in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

(cc)          Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(dd)         Accounting Controls. The Company and its subsidiaries have established systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act that are applicable to the Company and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Offering Memorandum, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ee)          eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff)           Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate, in the judgment of the Company, to protect the Company and their respective subsidiaries and their respective businesses; and none of the Company or any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(gg)         No Unlawful Payments. None of the Company or any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company and the Guarantors, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(hh)         Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantors, threatened.

(ii)         No Conflicts with Sanctions Laws. None of the Company or any of its subsidiaries, directors, officers or employees, or, to the knowledge of the Company and the Guarantors, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries are currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(jj)         No Restrictions on Subsidiaries. Except as disclosed in the Offering Memorandum, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(kk)       No Stabilization. None of the Company or any of the Guarantors has taken, directly or indirectly (other than through one or more of the Initial Purchasers), any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ll)         Statistical and Market Data. Nothing has come to the attention of the Company and the Guarantors that has caused the Company and the Guarantors to believe that the statistical and market-related data included or incorporated by reference in the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

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(mm)     Sarbanes-Oxley Act. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder or has implemented the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply as of the date hereof.

(nn)      Cyber Security; Data Protection. The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably believed by the Company to be adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted and are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any material incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification (“Data Protection Requirements”), in each case, except for such failures as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To ensure compliance with the Data Protection Requirements, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company and the Guarantors, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company and the Guarantors further certify that neither the Company nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Data Protection Requirements, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Data Protection Requirement; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability by any governmental authority under any Data Protection Requirement, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(oo)      Regulation S. The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902. The Company is a “reporting issuer”, as defined in Rule 902 under the Securities Act.

(pp)      Healthcare Regulatory Matters. Except as (i) otherwise disclosed in the Offering Memorandum or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each subsidiary is in compliance with all Healthcare Laws (as defined below) applicable to the business of the Company, relating to the compounding, development, manufacturing, labeling, advertising, promotion, storage and distribution of drug products and medical devices, or the operation or management of home and outpatient infusion centers, pharmacy, patient healthcare information, patient abuse, and the quality and adequacy of infusion or other medical care, including without limitation: (a) federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Stark Law (42 U.S.C. §1395nn), the Civil False Claims Act (31 U.S.C. §3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the civil monetary penalty laws (42 U.S.C. § 1320a-7a), the exclusion laws (42 U.S.C. § 1320a-7), and any similar state laws or regulations, (b) 42 U.S.C. §§ 1395-1395lll (the Medicare Act), (c) Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396w-5 (the Medicaid Act), (d) the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and all regulations promulgated thereto, (e) the Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), (f) the Public Health Service Act (42 U.S.C. § 201 et. seq.), (g) the Controlled Substances Act (21 U.S.C. § 801 et seq.), and any comparable healthcare laws, regulations each of (a) through (g) as may be amended from time to time, and the regulations promulgated thereto (collectively, “Healthcare Laws”). Neither the Company nor any subsidiary is subject to material civil penalties, or mandatory or permissive exclusion from any state or federal healthcare program, including Medicare, Medicaid, TRICARE, CHAMPVA, any state health plan adopted pursuant to Title XIX of the Social Security Act (collectively, “Governmental Program”). Without limiting the generality of the foregoing, neither the Company or any subsidiary has received written notice by a Governmental Authority of any material violation (or of any action, litigation, arbitration, claim, demand, investigation, audit, charge, or formal inquiry (“Proceeding”) involving allegations of any material violation) of any applicable Healthcare Laws, and no such Proceeding involving such allegations of any such material violation is, to the knowledge of the Company and the Guarantors, threatened in writing or contemplated, except where such Proceeding would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For the past three (3) years the Company, its subsidiaries, its respective officers, directors, and employees, and, to the knowledge of the Company and the Guarantors, its Licensed Providers, are not and have not been, excluded, debarred, suspended or otherwise ineligible to participate in any Governmental Program, and no such action is pending or, to the knowledge of the Company and the Guarantors, threatened in writing. Neither the Company or any of its subsidiaries: (i) is a party to or has any reporting obligations under a corporate integrity agreement, deferred or non-prosecution agreement, monitoring agreement, consent decree, settlement order, or any similar agreement with any Governmental Authority; or (ii) has made any submissions pursuant to the Office of Inspector General’s Self Disclosure Protocol or Centers for Medicare and Medicaid Services’ Self-Reporting Disclosure Protocol.

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(qq)      Participation in Government and Third Party Payor Programs. Each of the Company and its subsidiaries, as applicable, is qualified (to the extent such qualification is required by applicable Healthcare Laws, Governmental Program, or other third party payor or health plan, whether private or commercial (collectively, the “Programs”)) for participation in all Programs from which the Company or any subsidiary seeks or receives reimbursement for services applicable to the business of the Company, has a current and valid payor agreement (to the extent available from or required by the Program to seek or receive reimbursement in the Program), is in good standing with respect to each such Program, and is in compliance with the conditions of participation or coverage of all such Programs and the terms of all such applicable payor agreements and all applicable Healthcare Laws, in each case, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries, as applicable, has filed timely and accurately all claims and other reports required to be filed in connection with all Programs and all such claims and reports are true and correct, except in each case, where any failure to timely or accurately file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for routine or immaterial post-payment reviews or audits in the ordinary course of business, for the past three (3) years, neither the Company nor any of its subsidiaries has received written notice from any of the Programs of any Proceedings, demands, hearings, or audits, with respect to any of the claims filed by the Company or any subsidiary for reimbursement or with respect to any material compliance matters, investigations or surveys. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) each of the Company and its subsidiaries has paid, resolved or appealed (or the applicable Program has recouped) all known and undisputed refunds, overpayments, discounts or adjustments that have become due with respect to such claims and reports, and has not knowingly received and retained reimbursements from any Programs in excess of the amounts permitted by applicable payor agreements and Healthcare Laws, and (y) except for routine or immaterial post-payment reviews or audits in the ordinary course of business, no Program has requested or threatened any recoupment, refund or offset from any client of the Company or any subsidiary that has not timely been appealed, repaid, resolved or recouped. There are no Program recoupments being sought, requested or claimed or, to the knowledge of the Company and the Guarantors, threatened against the Company or any of its subsidiaries in excess of $250,000.

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(rr)        Product Manufacturing. The manufacture (including compounding) of the Company’s products, whether by or on behalf of the Company or any of its subsidiaries (“Company Products”), is being conducted in compliance with all applicable Healthcare Laws, except where such failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For the past three years, neither the Company nor any of its subsidiaries has had any product or manufacturing site or compounding pharmacy (whether Company-owned or that of a contract manufacturer for the Company’s products) subject to a Governmental Authority shutdown or import or export prohibition, nor received any United States Food and Drug Administration (“FDA”) Form-483 or other Governmental Authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company Products, processes or operations, or written notice from the FDA or other Governmental Authority alleging or asserting noncompliance with any applicable Healthcare Laws, in each case except as would not, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s and the Guarantors’ knowledge, neither the FDA nor any other Governmental Authority is considering such action, except where such an action could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss)       Safety Notices. Except as would not, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there have been no material recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other written notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company Products (collectively, “Safety Notices”). To the Company’s and the Guarantors’ knowledge, there are no material written complaints with respect to the Company Products that are currently unresolved. To the Company’s and the Guarantors’ knowledge, there are no facts that would be reasonably likely to result in (i) a material Safety Notice with respect to the Company Products, (ii) a material change in labeling of any the Company Products, or (iii) a material termination or suspension of marketing or testing of any of the Company Products.

(tt)        Solvency. Each of the Company and the Guarantors is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(uu)      Regulations T, U, X. Neither the Company nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

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Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.

SECTION 2.        Purchase, Sale and Delivery of the Securities.

(a)            The Securities. The Company agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Notes, and each of the Guarantor agrees to execute its Guarantee, and subject to the conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite their names on Schedule A, at a purchase price of 98.75% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

(b)            The Closing Date. Delivery of certificates for the Notes in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (or such other place as may be agreed to by the Company and BofAS) at 9:00 a.m. New York City time, on October 27 2021, or such other time and date as BofAS shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which BofAS may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 17 hereof.

(c)            Delivery of the Notes. The Company shall deliver, or cause to be delivered, to BofAS for the accounts of the several Initial Purchasers certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as BofAS may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d)            Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that:

(i)            it will offer and sell Securities only to persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;

(ii)           it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

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(iii)          it will not offer or sell Securities by, any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

SECTION 3.        Additional Covenants. Each of the Company and the Guarantors, jointly and severally, further covenants and agrees with each Initial Purchaser as follows:

(a)         Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement except as contemplated below, in which case the Company shall have previously furnished a copy of such proposed amendment or supplement to BofAS and BofAS shall not have objected. The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless BofAS shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company and the Guarantors will furnish to BofAS a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which BofAS reasonably objects.

(b)         Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Company and the Guarantors agrees to promptly notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of BofAS or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company and the Guarantors agree to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

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The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to the Preliminary Offering Memorandum, the Pricing Supplement, the Pricing Disclosure Package, the Final Offering Memorandum and any Issuer Additional Written Communication and any such amendments or supplements thereto referred to in this Section 3.

(c)         Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many electronic copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d)         Blue Sky Compliance. Each of the Company and the Guarantors shall cooperate with BofAS and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by BofAS, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Company or any of the Guarantors shall be required to qualify as a foreign corporation or other entity or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation or other entity. The Company will advise BofAS promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(e)         Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f)          The Depositary. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

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(g)         Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(h)         Agreement Not To Offer or Sell Additional Securities. During the period of 45 days following the date hereof, the Company will not, without the prior written consent of BofAS (which consent may be withheld at the sole discretion of BofAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement).

(i)          Future Reports to the Initial Purchasers. At any time when the Company is not subject to Section 13 or 15 of the Exchange Act and any Securities remain outstanding, the Company will furnish to BofAS and, upon request, to each of the other Initial Purchasers: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the Financial Industry Regulatory Authority (“FINRA”) or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities), if, in each case, such documents are not filed with the Commission within the time periods specified by the Commission’s rules and regulations under Section 13 or 15 of the Exchange Act.

(j)          No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company or its affiliates of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

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(k)         No General Solicitation or Directed Selling Efforts. The Company agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(l)          No Restricted Resales. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been reacquired by any of them.

(m)        Legended Securities. Each certificate for a Note will bear the legend contained in “Transfer Restrictions” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

BofAS on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.      Payment of Expenses. Each of the Company and the Guarantors, jointly and severally, agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution (including any form of electronic distribution) of the Pricing Disclosure Package and the Final Offering Memorandum, and all amendments and supplements thereto, and the Transaction Documents, (v) all reasonable and documented filing fees, attorneys’ fees and expenses incurred by the Company and the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by FINRA, if any, of the terms of the sale of the Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement, and (x) all expenses incident to the electronic “road show” for the Offering. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

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SECTION 5.         Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a)            Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from KPMG LLP, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to BofAS, covering the financial information in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to BofAS, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(b)            No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i)            in the judgment of BofAS there shall not have occurred any Material Adverse Change; and

(ii)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act.

(c)            Opinion of Counsel for the Company. On the Closing Date the Initial Purchasers shall have received the favorable opinions of Kirkland & Ellis LLP, counsel for the Company and certain of the Guarantors, and Taft Stettinius & Hollister LLP, Ohio local counsel for the Company and certain of the Guarantors, dated as of such Closing Date, in form and substance reasonably satisfactory to BofAS.

(d)            Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e)            Officer’s Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chief Executive Officer, the Chief Financial Officer, Chief Accounting Officer or other equivalent officer of the Company and each Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i)            for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii)           the representations and warranties of the Company and the Guarantors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii)          each of the Company and the Guarantors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f)             CFO Certificate. On the date of hereof and on the Closing Date, the Company shall have furnished to BofAS a certificate, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Final Offering Memorandum, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to BofAS.

(g)            Indenture. The Company and the Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(h)            Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by BofAS by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6.         Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by BofAS pursuant to Section 5 or 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors, jointly and severally, agree to reimburse the Initial Purchasers, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.         Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a)            Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b)            No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the Offering.

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8.         Indemnification.

(a)            Indemnification of the Initial Purchasers. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or is otherwise permitted under Section 8(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BofAS) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser through BofAS expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)            Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors, officers and employees, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser through BofAS expressly for use therein; and to reimburse the Company, any Guarantor and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through BofAS have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in (i) the third sentence of the sixth paragraph and (ii) the tenth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)            Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than the reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by BofAS (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable and documented fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)            Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9.         Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the Offering pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the Offering pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the Offering pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company, each of the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, affiliate, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

SECTION 10.       Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by BofAS by notice given to the Company if at any time: (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of BofAS, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11.       Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Guarantor or any of their officers, directors, affiliates, agents, or any controlling person or other person referred to in Section 8, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12.       Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

BofA Securities, Inc.
1540 Broadway
New York, New York 10036
Facsimile: 917-267-7085
Attention: High Yield Legal Department

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Facsimile: 212-701-5322
Attention: Derek Dostal

If to the Company or the Guarantors:

Option Care Health, Inc.
3000 Lakeside Dr. Suite 300N
Bannockburn, IL 60015
Telephone: 866-827-8203
Attention: General Counsel

with a copy to:

Kirkland & Ellis International LLP
30 St Mary Axe
London EC3A 8AF
Facsimile: +44 207 469 2001
Attention: Matthew Merkle.

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13.       Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14.       Authority of BofAS. Any action by the Initial Purchasers hereunder may be taken by BofAS on behalf of the Initial Purchasers, and any such action taken by BofAS shall be binding upon the Initial Purchasers.

SECTION 15.       Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.       Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(a)            Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(b)            Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

SECTION 17.       Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 18.       No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, and the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 19.         Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)        In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 20. Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and addresses of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

SECTION 21. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

OPTION CARE HEALTH, INC.

By:	/s/ Michael Shapiro
	Name:	Michael Shapiro
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

By:	/s/ Clifford Berman
	Name:	Clifford Berman
	Title:	Senior Vice President and Secretary

[Signature Page to the Purchase Agreement]

APPLIED HEALTH CARE, LLC
BIOSCRIP INFUSION MANAGEMENT, LLC
BIOSCRIP INFUSION SERVICES, INC.
BIOSCRIP INFUSION SERVICES, LLC
BIOSCRIP MEDICAL SUPPLY SERVICES, LLC
BIOSCRIP PBM SERVICES, LLC
BIOSCRIP PHARMACY (NY), INC.
BIOSCRIP PHARMACY SERVICES, INC.
BIOSCRIP PHARMACY, INC.
BRADHURST SPECIALTY PHARMACY, INC.
CHI HOLDING CORP.
CHRONIMED, LLC
CHS HOLDINGS, INC.
CLINICAL HOLDINGS, INC.
CLINICAL SPECIALTIES, INC.
CLINICAL SPECIALTIES NETWORK SERVICES OF ILLINOIS, INC.
CRESCENT HEALTHCARE, INC.
CRESCENT THERAFUSION, INC.
CRITICAL CARE SYSTEMS OF NEW YORK, INC.
CRITICAL CARE SYSTEMS, INC.
CRITICAL HOMECARE SOLUTIONS, INC.
CSI MANAGED CARE, INC.
CSI MEDICAL BILLING SERVICES, INC.
CSI NETWORK SERVICES OF KENTUCKY, INC.
CSI NETWORK SERVICES OF INDIANA, INC.
CSI NETWORK SERVICES OF MICHIGAN, INC.
DEACONESS ENTERPRISES, LLC
DEACONESS HOMECARE, LLC
EAST GOSHEN PHARMACY, INC.
HC GROUP HOLDINGS III, INC.
HEALTHY CONNECTIONS HOMECARE SERVICES, INC.
HOMECHOICE PARTNERS, INC.
HOME I.V. SPECIALISTS, INC.
INFUSAL PARTNERS
INFUCENTERS, LLC
INFUSCIENCE HHA, LLC
INFUSCIENCE, INC.
INFUSCIENCE SOUTH CAROLINA, LLC
INFUSCIENCE SUB, INC.
INFUSION PARTNERS OF BRUNSWICK, LLC
INFUSION PARTNERS OF MELBOURNE, LLC

[Signature Page to the Purchase Agreement]

INFUSION PARTNERS, LLC
INFUSION SOLUTIONS, INC.
INFUSION THERAPY SPECIALISTS, INC.
KNOXVILLE HOME THERAPIES, LLC
NATIONAL HEALTH INFUSION, INC.
NATURAL LIVING, INC.
NEW ENGLAND HOME THERAPIES, INC.
NUTRI USA INC.
OPTION CARE ENTERPRISES, INC.
OPTION CARE ENTERPRISES, INC.
OPTION CARE HOME CARE, INC.
OPTION CARE INFUSION SERVICES, INC.
OPTION CARE OF NEW YORK, INC.
OPTION CARE, INC.
OPTIONET, INC.
OPTION HEALTH, LTD.
OPTION HOME HEALTH, INC.
PROFESSIONAL HOME CARE SERVICES, INC.
PHCS ACQUISITION CO, INC.
REGIONAL AMBULATORY DIAGNOSTICS, INC.
RIVER CITY PHARMACY, INC.
SCOTT-WILSON, INC.
SPECIALTY PHARMA, INC.
SPRINGVILLE PHARMACY INFUSION THERAPY, INC.
WILCOX MEDICAL, INC.
Guarantors,

By:	/s/ Michael Shapiro
	Name:	Michael Shapiro
	Title:	President, Chief Financial Officer and Treasurer

By:	/s/ Clifford Berman
	Name:	Clifford Berman
	Title:	Secretary

[Signature Page to the Purchase Agreement]

MEDNOW INFUSION, LLC
OPTION CARE HOME HEALTH, L.L.C.
TRINITY HOMECARE, L.L.C.
UNIVERSITY OPTION CARE, L.L.C.
Guarantors,

By:	/s/ Michael Shapiro
	Name:	Michael Shapiro
	Title:	President and Treasurer

By:	/s/ Clifford Berman
	Name:	Clifford Berman
	Title:	Secretary

[Signature Page to the Purchase Agreement]

OPTION CARE INFUSION SUITES, LLC
Guarantor,

By:	/s/ John Rademacher
	Name:	John Rademacher
	Title:	President

By:	/s/ Matthew Deans
	Name:	Matthew Deans
	Title:	Treasurer and Secretary

[Signature Page to the Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BofA Securities, Inc.

Acting on behalf of itself
and as the representative of
the several Initial Purchasers

By:	BofA Securities, Inc.

By:	/s/ Matthew Curtain
Managing Director

[Signature Page to the Purchase Agreement]

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
BofA Securities, Inc.	$250,000,000
Morgan Stanley & Co. LLC	175,000,000
J.P. Morgan Securities LLC	37,500,000
Truist Securities, Inc.	37,500,000

Total	$500,000,000

ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the Offering pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of Regulation S and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from registration requirements of the Securities Act.

Annex I-1